                                                                  EXHIBIT 3.1(G)

                            ARTICLES OF INCORPORATION

                                       OF

                          BARCLAY HOLLANDER CURCI, INC.


         FIRST : The name of this corporation is

                 BARCLAY HOLLANDER CURCI, INC.

         SECOND : The specific business of this corporation and the purposes for which it is formed are:

                  (A) To engage primarily in the specific business of real estate development, including the acquisition, improvement, lease and sale of real estate and other property.

                  (B) To act and conduct business as principal, agent, joint venturer, partner or in any other capacity which may be authorized or approved by the Board of Directors of this corporation.

                  (C) To conduct any lawful business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in this state, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and in any foreign countries.

                  (D) To borrow money and issue notes and evidences of indebtedness and secure the payment or performance of its obligations by mortgage or otherwise.

                  (E) To engage in any business or transactions which the Board of Directors of this corporation may from time to time authorize or approve, whether related or unrelated to the business described in (A) above or to any other business then or theretofore done by this corporation.

                  (F) To exercise any and all rights and powers which a corporation may now or hereafter exercise.

                  The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers in each clause shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms or provisions of any other clause but shall be regarded as independent purposes and powers.

                  THIRD : The principal office in the State of California for the transaction of business of the corporation is to be located in the County of Los Angeles.

                  FOURTH : The number of directors of this corporation shall be not less than five, nor more than eight, the exact number of directors to be fixed by a by-law or amendment thereof, duly adopted by the shareholders or the Board of Directors. The names and addresses of the persons appointed to act as the first directors are:

Warren G. Haight                               401 Kamakee Street
                                               P. 0. Box 2780
                                               Honolulu, Hawaii 96803

Richard M. Macfarlane                          One Bush Street
                                               San Francisco, California 94104

Robert A. Minckler                             401 Kamakee Street
                                               P.0. Box 2780
                                               Honolulu, Hawaii 96803

Ralph E. Erickson                              One Wilshire Boulevard
                                               Los Angeles, California 90017

John R. Browning                               One Wilshire Boulevard
                                               Los Angeles, California 90017

                  FIFTH : This corporation is authorized to issue only one class of shares to be designated capital stock.

The total number of said shares shall be 200,000; the aggregate par value of all the shares shall be $200,000.00; and the par value of each share shall be $1.00.

             IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporators of this corporation, including the persons named hereinabove as the first directors of this corporation, have executed these Articles of Incorporation this 28th day of February, 1969.

                                                   /s/  Warren G. Haight.
                                                   ----------------------
                                                   Warren G. Haight

                                                   /s/  Warren G. Haight
                                                   ---------------------
                                                   Warren G. Haight

                                                   /s/  Robert A. Minckler
                                                   -----------------------
                                                   Robert A. Minckler

                                                   /s/  Ralph L. Erickson
                                                   ----------------------
                                                   Ralph L. Erickson

                                                   /s/  John R. Browning
                                                   ---------------------
                                                   John R. Browning

STATE OF CALIFORNIA      )
                         ) SS
COUNTY OF LOS ANGELES    )

         On this 28th day of February, 1969, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Warren G. Haight, Richard M. Macfarlane, Robert A. Minckler, Ralph E. Erickson and John R. Browning, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation and acknowledged to me that they executed the same.

         WITNESS my hand and official seal.

         /S/ Marianne Harper
         ----------------------------------------------
         Notary Public in and for said County and State

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                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION


JOHN G. COULTER, JR. and DAVID L. LEVY certify:

         1. That they are the president and the secretary, respectively, of Barclay Hollander Curci, Inc., a California corporation.

         2. The Bylaws authorize the directors to act by unanimous written consent without a meeting; heretofore, by unanimous written consent without a meeting, the directors adopted the following resolution:

                                    "RESOLVED, That Article "FIRST" of the
                  Articles of Incorporation of this Corporation be amended to read as follows:

                                    'FIRST:  The name of this Corporation is

                                    BARCLAY HOLLANDER CORPORATION."

         3. That the shareholders have adopted said amendment by written consent. That the Wording of the amended article as set forth in the Shareholder's written consent, is the same as that set forth in the directors' resolution in Paragraph 2 above.

         4. That the number of shares represented by written consent is 2,000. That the total number of shares entitled to vote on or consent to the amendment is 2,000.

                                                 /s/  John G. Coulter, Jr.
                                                 -------------------------------
                                                 John G. Coulter, Jr., President

                                                 /s/  David L. Levy
                                                 -------------------------------
                                                 David L. Levy, Secretary

                  Each of the undersigned declares under penalty of perjury, that the matters set forth in the foregoing certificate are true and correct.

                  Executed at Los Angeles, California, February ____, 1975

                                                   /s/  John G. Coulter, Jr.
                                                   -------------------------
                                                   John G. Coulter, Jr.

                                                   /s/  David L. Levy
                                                   -------------------------
                                                   David L. Levy

                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                        OF BARCLAY HOLLANDER CORPORATION

RANDOLPH C. MOORE and GEORGE YIM certify:

         1. That they are the Vice President and Secretary, respectively, of BARCLAY HOLLANDER CORPORATION, a California corporation.

         2. That pursuant to Section 9 of ARTICLE III of the By-Laws of said corporation, the Board of Directors thereof is authorized to take action by unanimous written consent without a meeting.

         3. That by unanimous written consent dated as of October 1, 1980, the Board of Directors, without a meeting, adopted the following resolution:

                    RESOLVED, that Article FOURTH of the Articles of
            Incorporation of this corporation be amended to read as follows:

            "FOURTH: There shall be a Board of Directors of the corporation to consist of not less than five nor more than eight members. Subject to the foregoing limitation, the number of directors shall be fixed each year and the directors shall be elected by the shareholders at their annual meeting, to hold office until the next annual meeting and thereafter until their successors shall be duly elected and qualified, provided that the number may be increased or decreased, and, if increased, the additional directors may be elected by the shareholders at any special meeting duly called and held for the purpose. The By-Laws may provide for the filling of vacancies and temporary vacancies. The directors need not be shareholders of the corporation. The Board of Directors shall have full power to control and direct the business and affairs of the corporation, subject, however, to instructions by the shareholders, and to any limitations which may be set forth in statutory provisions, in these Articles of Incorporation, and in the By-Laws of the corporation. There may be an executive committee of the Board of Directors as provided for in the By-Laws."

         4. That the shareholder has adopted said amendment by written consent. That the wording of the amended article, as set forth in the shareholder's written consent, is the same as that set forth in the directors' resolution in paragraph 3 above.

                                                                   (Page 1 of 2)
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         5. That the number of shares represented by written consent is 2,000.
That the total number of shares entitled to vote on or consent to the amendment is 2,000.

                                              /s/  Randolph G. Moore
                                              ---------------------------------
                                              Randolph G. Moore, Vice President

                                              /s/  George Yim
                                              ---------------------------------
                                              George Yim, Secretary

STATE OF HAWAII               )
                              )SS.
CITY AND COUNTY OF HONOLULU   )

         RANDOLPH G. MOORE and GEORGE YIM being first duly sworn, depose and say: that they are the Vice President and Secretary, respectively, of the California corporation therein mentioned; that the matters set forth therein are true of their own knowledge, and that the signatures purporting to be the signatures of said RANDOLPH G. MOORE and GEORGE YIM thereto are their genuine signatures.

                                               /s/  Randolph G. Moore
                                               ---------------------------------
                                               Randolph G. Moore, Vice President

                                               /s/  George Yim
                                               ---------------------------------
                                               George Yim, Secretary

Subscribed and sworn to before me on
November 26, 1980.

/s/ Lois E. Oshiro
-------------------------------
Notary Public, State of Hawaii.
My commission expires 10/26/81

                                                                   (Page 2 of 2)

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                          BARCLAY HOLLANDER CORPORATION
                            a California corporation

                                   ----------

         ROBERT W. BRANT and STANLEY LEE certify that:

         1. They are the Senior Vice President and Secretary, respectively, of Barclay Hollander Corporation, a California corporation.

         2. Article SIXTH of the Articles of Incorporation of this corporation is added as follows:

         "SIXTH: This corporation is authorized to indemnify its directors, officers, employees and other agents of the corporation while acting in their capacity as directors, officers, employees, or agents, as applicable, to the fullest extent permissible under California law."

         3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

         4. The foregoing Amendment of Articles of Incorporation has been approved by the required shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares is 100. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50%.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

         Dated as of the 11th day of June, 1990.

                                                        /s/  Robert W. Brant
                                                        --------------------
                                                        Robert W. Brant

                                                        /s/  Stanley Lee
                                                        --------------------
                                                        Stanley Lee